INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-69647 of FSL Separate Account M of our report dated March 17, 2000, with respect to the statutory basis consolidated financial statements of Fidelity Security Life Insurance Company and to the use of our report dated March 17, 2000, with respect to the financial statements of FSL Separate Account M, appearing in the Statement of Additional Information, which is a part of such
Registration   Statement,  and  to  the  reference  to  us  under  the  heading
"INDEPENDENT   AUDITORS"  also   appearing  in  the  Statement  of   Additional
Information.


/s/ DELOITTE & TOUCHE LLP





Kansas City, Missouri
April 13, 2000